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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE                           Contact:  Michael Berman
---------------------                                     Private Business, Inc.
                                                          (615) 565-7379

        STEPHEN D. GIDDENS NAMED NEW PRESIDENT OF PRIVATE BUSINESS, INC.

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                 JAMES T. QUINN PROMOTED TO CHIEF SALES OFFICER

NASHVILLE, Tenn. (February 10, 2003) -- Private Business, Inc. (Nasdaq:PBIZ) today announced the appointment of Stephen D. Giddens (age 52) as the Company's new President. Giddens was Executive Vice-President and Chief Sales Officer of Private Business prior to his promotion. It was also announced today that James
T. Quinn (age 42) has been promoted to Chief Sales Officer. These promotions are effective immediately.

Commenting on the announcement, Henry M. Baroco, Chief Executive Officer, said, "We are refocusing our efforts on retaining and growing our core product, Business Manager. There is a huge opportunity in the small business market for Business Manager. Our first step is to put the right people in the right positions, which will impact this retention and growth. Steve has been with the Company 11 years and brings to his new position the expertise that is needed to expand relationships with our large banks. He will also be responsible for compliance, strategic development, bank services and training. As a member of our management team since 1992, Steve presents excellent credentials in assuming this new leadership role. Jim Quinn has been with Private Business since 1995, most recently as the Senior Vice President in Bank Sales. He will be managing the bank and business sales teams and focusing on new bank activations, and continue increasing our business portfolios at our current client banks. We are excited about these two experienced managers taking new roles that will help us in our growth and allow them to continue their advancement within the Company."

As a member of PBI's management team since 1992, and with tremendous practical knowledge of PBI's business and industry, Giddens is well suited for the position. He began his career in sales and business development with the Carnation Company. Prior to joining Private Business as Vice President and Regional Manager of the Southeast Region, he was with The Quaker Oats Company, most recently as director of business development for its food service division in Chicago.

Quinn has 20 years of progressively responsible experience in sales, sales management, sales recruiting and training. During Quinn's career at Private Business, he has served in a variety of senior management roles, including Director of Client Services and Director of Business Development. Prior to joining Private Business, he held sales management positions with SYCOM Enterprises/MEB Electric in Somerset, New Jersey and New York City; Sorg Printing Company in Washington, DC; and The Southwestern Company, in Nashville.

Private Business, Inc. is a leading provider of cash flow and retail inventory management solutions for community banks and middle-market businesses. The Company is headquartered in Brentwood, Tennessee.

This release contains several "forward-looking statements" concerning Private Business, Inc.'s operations, prospects, strategies and financial condition, including its future economic performance, intent, plans and objectives, the likelihood of success in developing and expanding its business, and its ability to resolve its noncompliance with two covenants in its senior loan agreement. These statements are based upon a number of assumptions and estimates that are subject to significant uncertainties, many of which are beyond Private Business, Inc.'s control. Words such as "may," "would," "could," "will," "expect," "anticipate," "believe," "intend," "plan," and "estimate" are meant to identify such forward-looking statements. Actual results may differ materially from those expressed or implied by such forward-looking statements. The Company assumes no obligation to update this information. Factors that could cause actual results to differ materially are discussed in Private Business, Inc.'s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2001.


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